EXHIBIT 32.2

SECTION 1350 CERTIFICATION

I, Nicolas V. Chater, Chief Financial Officer of Tri-S Security Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the period ended December 31, 2008 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. §§78m or 78o(d)), except that the Periodic Report does not contain the separate audited financial statements of Army Fleet Support, LLC for the years ended December 31, 2006 and 2005, as required by Form 10-K and Rule 3-09 of Regulation S-X ; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2009

/s/ Nicolas V. Chater
Nicolas V. Chater,
Chief Financial Officer